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                                                                     EXHIBIT A
                        AGREEMENT REGARDING JOINT FILING

     The undersigned, Biotechnology Value Fund, L.P., a Delaware limited partnership, BVF Inc., a Delaware Corporation, and BVF Partners L.P., a Delaware limited partnership, hereby agree and acknowledge that the amended statement containing the information required by Schedule 13D, to which this Agreement is attached as an exhibit, is filed on behalf of each of them. The undersigned further agree that any amendments or supplements thereto shall also be filed on behalf of each of them.

     Dated: October 29, 1996

                                     BIOTECHNOLOGY VALUE FUND, L.P.

                                     By: BVF Partners L.P., its general partner

                                         By: BVF Inc., its general partner

                                              By: /s/ MARK N. LAMPERT
                                                 ------------------------------
                                                 Mark N. Lampert, President


                                         BVF PARTNERS L.P.

                                         By: BVF Inc., its general partner

                                              By: /s/ MARK N. LAMPERT
                                                 ------------------------------
                                                 Mark N. Lampert, President

                                         BVF INC.

                                         By: /s/ MARK N. LAMPERT
                                             ------------------------------
                                             Mark N. Lampert, President